THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                               Warrant No. RJ8


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK

                            ISSUE DATE: MARCH 1, 2006

      This certifies that Reid Jilek, an individual resident of San Diego, California (or any valid transferee thereof, the "Holder"), for value received, is entitled to purchase from Molecular Diagnostics, Inc. (d/b/a Cytocorp), a Delaware corporation with its principal business office located at 414 North Orleans Street, Suite 502, Chicago, Illinois 60610 (together with its successors and assigns, the "Company"), subject to the terms and conditions set forth below, at any time or from time to time on and after the Issue Date as set forth above and before 3:00 p.m. (Central Time) on the fifth anniversary of the Issue Date (the "Expiration Date"), 1,000,000 shares of common stock, $.001 par value per share, of the Company ("Common Stock"), at a price of $0.04 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

      1. EXERCISE OF THE WARRANT.

            (a) EXERCISE. The Holder may, at the Holder's option, elect to exercise this Warrant, in whole or in part, at any time or from time to time on or after the Issue Date but prior to 3:00 p.m. (Central Time) on the Expiration Date, by surrendering this Warrant, with the purchase form appended hereto as
EXHIBIT I duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In no event shall any such exercise be for fewer than 10,000 Warrant Shares unless fewer than an aggregate of 10,000 Warrant Shares are then purchasable under all outstanding Warrants held by the Holder. Payment of the aggregate Purchase Price may be made in cash, certified or bank check, or wire transfer of immediately available funds.

            (b) EXERCISE DATE AND STATUS AS HOLDER OF SHARES. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Subsection 1(a) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

            (c) ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

            (d) WARRANT SHARES. The Warrant Shares issued upon any such exercise of this Warrant shall be validly issued, fully paid and non-assessable.

      2. ADJUSTMENTS.

            (a) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Issue Date (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Subsection 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (b) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

                        (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

PROVIDED, HOWEVER, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this Subsection 2(b) as of the time of actual payment of such dividends or distributions.

            (c) ADJUSTMENT IN NUMBER OF WARRANT SHARES. When any adjustment is required to be made to the Purchase Price pursuant to Subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (d)  ADJUSTMENT  FOR  REORGANIZATION.   If  there  shall  occur  any
reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 2(a) or 2(b)) (collectively, a "Reorganization"), then, following such Reorganization, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

            (e) NO ADJUSTMENTS IN CERTAIN CASES. No adjustment in the number of Warrant Shares purchasable pursuant to this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Warrant Shares then purchasable upon the exercise of this Warrant. Except as provided in this Section 2, no other adjustments in the number, kind or price of shares constituting Warrant Shares shall be made during the term, or upon the exercise, of this Warrant. Further, no adjustments shall be made pursuant to this Section 2 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under, the Company's director or employee benefit, option and incentive plans.

            (f) TREASURY STOCK. For purposes of this Section 2, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments herein described.

      3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay in cash to the Holder an amount equal to such fraction multiplied by the fair market value per share of Common Stock, as determined by the Board of Directors in good faith.

      4. INVESTMENT REPRESENTATIONS. The initial Holder represents and warrants to the Company as follows:

            (a) INVESTMENT. The Holder is acquiring this Warrant, and (if and when such Holder exercises this Warrant) will acquire the Warrant Shares, for such Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            (b) ACCREDITED INVESTOR. The Holder is an "accredited investor" as defined in Rule 501(a) under the Act.

            (c) EXPERIENCE. The Holder has made such inquiry concerning the Company and its business and personnel as the Holder has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that the Holder is capable of evaluating the risks and merits of an investment in the Company.

      5. TRANSFERS, ETC.

            (a) This Warrant and the Warrant Shares shall not be offered, sold or transferred unless either (i) they first shall have been registered under the Act and any applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, satisfactory to the Company, to the effect that such offer, sale or transfer is exempt from the registration requirements of the Act and any applicable state securities laws.

            (b) Each Warrant and certificate representing Warrant Shares shall bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such act and applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Act.

            (c) The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change the Holder's address as shown on the warrant register by written notice to the Company requesting such change.

            (d) Subject to the provisions of clauses (a) and (b) of this Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency). Upon the presentation and surrender of such items to the Company, the Company shall execute and deliver to the transferee or transferees of this Warrant a new Warrant or Warrants, in the name of the transferee or transferees named in the assignment, and this Warrant shall at that time be canceled to the extent transferred.

      6. PIGGY-BACK REGISTRATION RIGHTS. If at any time prior to the third anniversary of the Issue Date hereof, the Company proposes or is required to file a registration statement registering any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than on Form S-4 or Form S-8, or such other forms as the U.S. Securities and Exchange Commission may hereafter promulgate for registration of securities in transactions for which Form S-4 or Form S-8 may be used as of the date hereof), whether or not for its own account, the Company shall give written notice to the Holder of its intention to do so as soon as practicable, and in no event less than 20 business days prior to the anticipated filing date of such registration statement. Such notice shall offer the Holder the opportunity to register such number of shares of Common Stock as the Holder has acquired upon the exercise hereof. Upon written request by the Holder within 10 business days after receipt of such notice, the Company shall use its commercially reasonable efforts to include in the securities to be registered by such registration statement all shares of Common Stock, acquired by the Holder upon the exercise hereof, that the Holder indicates in such notice that the Holder desires to sell, subject to the following terms and conditions: (a) if such registration statement is for a prospective underwritten offering, the Holder shall agree to (i) enter into an underwriting agreement, if required, in customary form with the underwriter or underwriters selected by the Company, and (ii) sell the Holder's securities, if the Company so requests, on the same basis and upon the same terms as the other securities covered by such registration statement, and PROVIDED that if the number of shares of Common Stock proposed to be registered in such offering exceeds the amount of shares which the underwriters reasonably believe is compatible with the success of such underwritten offering or would otherwise materially and adversely affect such offering, the Company shall so advise all holders (including the Holder) of Common Stock which would otherwise be registered, and the number of shares of Common Stock that may be included in the underwriting shall be reduced as required by the underwriter(s), such reduction to be allocated among the holders (including the Holder) of Common Stock on a pro rata basis according to the number of shares of Common Stock requested by such holders (including the Holder) to be registered and offered; and (b) the Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Holder or any other holder. The Company shall have exclusive control over the preparation and filing of any registration statement proposed to be filed under this Section 6 as well as any amendments and supplements thereto and the withdrawal or revocation thereof. The Company's obligations pursuant to this Section 6 are subject to the Holder's cooperation with respect to any such proposed registration, including but not limited to the provision of such information as may reasonably be requested by the Company, the underwriter(s) or any other authorized parties and the execution and delivery of such agreements (including indemnification and contribution agreements), instruments and documents as may be reasonably requested thereby, and the Holder's compliance with all applicable laws. The Company shall pay all reasonable expenses incurred in connection with the registration contemplated hereby, including without limitation registration and filing fees, printing expenses, and fees and expenses of counsel for the Company. Notwithstanding the foregoing, underwriting discounts and commissions and transfer taxes relating to the Holder's registered securities included in any registration hereunder, and all fees and expenses for counsel to the Holder, shall be borne and paid by the Holder. The registration rights and other rights granted in this Section 6 are not assignable, in whole or in part, without the prior written consent of the Company.

      7. REGISTRATION PROCEDURES. Whenever the Holder has requested that any shares of Common Stock acquired by the Holder upon exercise hereof be registered pursuant to Section 6 above, the Company shall use its commercially reasonable efforts to effect the registration and the sale or distribution of such stock in accordance with the intended method of disposition thereof, and in connection with any such request, the Company shall:

            (a) include in such registration statement all information regarding the Holder and such Holder's intended plan of distribution as is required pursuant to applicable rules and regulations of the Securities and Exchange Commission, such information to provided to the Company and its counsel by the Holder simultaneously with the Holder's request for registration in accordance with Section 6 above;

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days or such shorter period as shall terminate when the distribution of all shares of Common Stock held by the Holder and covered by such registration statement shall have terminated (but not before the expiration of the ninety day (90) period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder set forth in such registration statement;

            (c) as soon as reasonably practicable, furnish to the Holder, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Common Stock owned by the Holder and covered by such registration statement;

            (d) at the Holder's expense, use its commercially reasonable efforts to register or qualify such shares of Common Stock under such other securities or blue sky laws of such jurisdictions within the United States and Canada as the Holder reasonably (in light of the Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Common Stock owned by the Holder and covered by such registration statement; PROVIDED that the Company shall not be required to (i) qualify generally to do business or file a general consent to service of process in any jurisdiction or (ii) take any action that would subject itself to taxation in any such jurisdiction;

            (e) promptly notify the Holder, at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holder any such supplement or amendment;

            (f) promptly notify the Holder of any stop order issued or, to the knowledge of the Company, threatened by the Securities and Exchange Commission and take all reasonable actions to prevent the entry of such stop order or to remove it if entered; and

            (g) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission.

Upon receipt of any notice from the Company of the occurrence of any event of the kind described in Subsection (e) hereof, the Holder shall forthwith discontinue all offerings, sales and other dispositions of Common Stock pursuant to the registration statement covering such stock until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Subsection
(e) hereof. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Warrant (including the period referred to in Subsection (b) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Subsection (b) hereof to and including the first date on which the Holder shall have received the copies of the supplemented or amended prospectus contemplated by Subsection
(e) hereof. The Holder shall notify the Company immediately if any event relating to the Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      8. NO IMPAIRMENT; ADJUSTMENT OF PAR VALUE.

            (a) The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

            (b) Before taking any action that would cause an adjustment reducing the Purchase Price per share below the then par value of the shares of Warrant Shares issuable upon exercise of the Warrant, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Warrant Shares at such adjusted price.

      9. RECORD DATE, ETC. In the event:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

      10. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property as from time to time shall be issuable upon the exercise of this Warrant.

      11. EXCHANGE OR REPLACEMENT OF WARRANTS.

            (a) Upon the surrender by the Holder of this Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

            (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      12. NOTICES. All notices and other communications from the Company to the Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Holder. All notices and other communications from the Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth above. If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt written notice to the Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (a) three business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

      13. NO RIGHTS AS STOCKHOLDER; NO LIABILITY. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. In the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, no provision hereof shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      14. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of this Warrant or the shares of Common Stock comprising the Warrant Shares; PROVIDED, HOWEVER, the Company shall not be required to pay any tax that may be payable in respect of any transfer of this Warrant or Warrant Shares.

      15. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision or any other term, condition or provision hereof.

      16. SECTION HEADINGS. The section headings in this Warrant are for the convenience of the parties only and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

      17. SEVERABILITY. If any provision of this Warrant shall be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant and, to this end, the provisions hereof are severable.

      18.  ASSIGNMENT.  This  Warrant  shall be  binding  upon and  inure to the
benefit  of  the   parties   hereto  and  their   respective   heirs,   personal
representatives, successors and permitted assigns.

      19. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

      20. SIGNATURES. This Warrant may be executed in one or more counterparts by facsimile signature.


                        (Signature appears on next page).

      EFFECTIVE as of the Issue Date indicated above.

                                    MOLECULAR DIAGNOSTICS, INC.



                                    By:
                                       --------------------------------------
                                    Title:
                                          -----------------------------------

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:                                                       Dated:
   -----------------                                            --------------

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase ___________ shares of the Common Stock of Molecular Diagnostics, Inc. (d/b/a Cytocorp) by such Warrant.

      The undersigned herewith makes payment of the full Purchase Price for such shares at the price per share provided for in such Warrant. Such payment shall be in the aggregate amount of $_______________ in cash, certified or bank check, or wire transfer of immediately available funds.



                                    Signature:
                                              -------------------------------

                                    Address:
                                             --------------------------------

                                             --------------------------------

                                                                    EXHIBIT II

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. _____) with respect to the number of shares of Common Stock of Molecular Diagnostics, Inc. (d/b/a Cytocorp) covered thereby set forth below, unto:

NAME OF ASSIGNEE              ADDRESS                    NO. OF SHARES
----------------              -------                    -------------





Dated:                              Signature:
      -------------------                     ---------------------------------

Signature Guaranteed:

By:
   ----------------------

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17A under the Securities Exchange Act of 1934, as amended.


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